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                                                                   EXHIBIT 4.51




                                 REVOLVING NOTE


$_____________________                                        November 12, 1997


        FOR VALUE RECEIVED, the undersigned, HORSESHOE GAMING, L.L.C., a Delaware limited liability company (the "Borrower"), promises to pay to the order of ______________ (the "Lender") on June 15, 2000 the principal sum of ________ DOLLARS ($___ ) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Amended and Restated Credit Facility Agreement, dated as of November 12, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, CANADIAN IMPERIAL BANK OF COMMERCE, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

        This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.


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        THIS NOTE HAS BEEN DELIVERED IN __________, __________ AND SHALL BE
DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                        HORSESHOE GAMING, L.L.C.
                                        By Horseshoe Gaming, Inc.,
                                        Its Sole Manager


                                        By:____________________________________
                                           Title:






















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                          LOANS AND PRINCIPAL PAYMENTS


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  Date     Amount of Loan Made     Interest    Amount of Principal     Unpaid Principal      Total   Notation
                                  Period (if          Repaid                Balance                  Made By
                                 applicable)
          ----------------------               --------------------------------------------

          Base     Eurodollar                  Base     Eurodollar   Base      Eurodollar
           Rate       Rate                      Rate       Rate       Rate        Rate
=================================================================================================

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